EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Loren L. McFarland, Vice President, Chief Financial Officer and Treasurer of Mentor Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)   the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

(2)   information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 7, 2007

/s/ LOREN L. MCFARLAND
Loren L. McFarland
Vice President, Chief Financial Officer and Treasurer